Exhibit 99.1

Commerce Union Bancshares Reports Third Quarter Results

Loans Increase 4.1% in Quarter to a Record $749.4 Million

Deposits Reach $840.4 Million

Community First Merger on Track to Close First Quarter 2018

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 25, 2017--Commerce Union Bancshares, Inc. (Nasdaq: CUBN), parent of Reliant Bank, today announced its results for the third quarter of 2017. Third quarter net income attributable to common shareholders was $1.8 million, or $0.22 per fully diluted share, compared with $2.4 million, or $0.30 per fully diluted share, recorded in the third quarter of 2016. Net income attributable to common shareholders adjusted for purchase accounting items, gains and losses, and merger expenses amounted to $2.1 million or $0.25 per fully diluted share in the third quarter of 2017 compared to $1.9 million or $0.25 per fully diluted share in the third quarter of 2016. In August of 2017, we raised $23.3 million, net of expenses, issuing 1.1 million shares of common stock in a private offering which reduced earnings per share for the quarter but helps position the company for future growth.

The Company continued its momentum with assets increasing to $1.04 billion, one quarter after surpassing the $1 billion milestone in the second quarter of 2017. For the second consecutive quarter, loan production exceeded $100 million, driving loans to a record level of $749.4 million – an increase of 4.1% (16.4% annualized) since the second quarter of 2017 and up 13.3% since the third quarter of 2016. Deposits reached $840.4 million – 27.4% higher than the third quarter of 2016.

“We are excited to report continued growth in assets, loans and deposits, all of which reached record levels in the third quarter of 2017,” stated DeVan D. Ard, Jr., Chairman, President and Chief Executive Officer. Loan growth was particularly strong and was diversified by geography and type, including C&I, commercial real estate, and consumer loans. Core deposit growth increased by 5% during the period and was attributed to an August marketing campaign themed around the Solar Eclipse. The promotion produced 447 deposit accounts with initial balances of more than $45.7 million.

In addition, steady progress was reported on the planned merger with Community First, Inc. that is expected to close in the first quarter of 2018, subject to regulatory and shareholder approval. Once completed, the Company will operate with an expanded market footprint with service delivery from 15 branches, two loan production and deposit production offices, and two mortgage services locations throughout Middle Tennessee and Chattanooga.

“Nashville’s economy remains strong, fueled by job growth and low unemployment, and we are optimistic growth will continue into 2018,” said Ard. According to a report by MetroStudy, net jobs in Nashville, through May 2017, grew 4% year-over-year. The 4% job growth rate ranks Nashville tied for fifth with the highest rate of growth in the country for large metropolitan areas. Further, Nashville’s unemployment rate was 2.3%, ranking the area as the lowest in the entire country, tied with Denver. Business and consumer confidence in the Company’s market area continues to drive loan demand, and Ard indicated Reliant’s current loan pipeline is healthy and is expected to support fourth quarter growth targets.

Third quarter initiatives included instant issue of debit cards to allow new or replacement card issuance to customers on the spot at branch locations and the launch of a full suite of consumer and business credit cards. Plans are also progressing to open full service branches in Chattanooga and Murfreesboro to build on our success in growing loans in those markets and enhance our ability to grow core deposits.

Balance Sheet Growth
($ in thousands)

	Q3 2017	Q2 2017	% Change	Q3 2016	% Change
Total assets	$1,041,180	$1,003,950	3.7%	$920,020	13.2%
Earning assets	984,277	947,467	3.9	870,065	13.1
Securities available for sale	192,277	184,789	4.1	154,816	24.2
Loans held for investment	749,361	719,834	4.1	661,246	13.3
Total deposits	840,448	840,014	0.1	659,856	27.4
Demand deposits	132,058	136,467	-3.2	139,720	-5.5
Total stockholders' equity	137,944	112,589	22.5	109,232	26.3

  Total assets increased $37.2 million, or 3.7%, to a record $1.04 billion at September 30, 2017, rising from $1.0 billion at June 30, 2017, and up $121.2 million from September 30, 2016. The increase in assets was due primarily to growth in loans, investments and bank-owned life insurance.
  Earning assets grew $36.8 million in the third quarter, including $29.5 million in loans and $7.5 million in investment securities. Earning assets grew 13.1% from the September 30, 2016, including a net increase of $88.1 million in loans and $37.5 million in investment securities.
  Loans increased 4.1%, or 16.4% on an annualized basis, from June 30, 2017, to a record $749.4 million at September 30, 2017, and were up 13.3% over September 30, 2016. Loan growth benefited from increased demand from commercial customers and home builders.
  Asset quality remained sound and improved slightly at the end of the quarter. Nonperforming assets to total assets was 0.49% at September 30, 2017, compared to 0.61% at June 30, 2017, and 0.67% at September 30, 2016. The Company had no other real estate owned at September 30, 2017, June 30, 2017, or September 30, 2016.
  Total deposits rose slightly to a record $840.4 million at September 30, 2017, an increase of 0.1% from June 30, 2017, and were up 27.4% over September 30, 2016. Deposit growth from the prior year generally benefited from increases in time deposits. Demand deposits declined by 3.2% during the quarter and were down 5.5% since September 30, 2016. The Company continues to enhance its efforts to seek these low-cost deposits in the market.
  Total stockholders’ equity grew by 22.5% during the quarter to $137.9 million and grew 26.3% since September 30, 2016. The growth benefited from our August 2017, $23.3 million capital raise, net of expenses, as well as our earnings accretion, an improvement in the Accumulated Other Comprehensive Income and capital raised through the exercises of employee stock options. These items were partially offset by the annual cash dividend declared in the fourth quarter of 2016 as well as our dividends declared on our new quarterly schedule in the second and third quarters of 2017.

Revenue Growth and Profitability
($ in thousands except per share amounts)
	Q3 2017	Q2 2017	% Change	Q3 2016	% Change
Net income attributable to common shareholders	$1,846	$2,187	-15.6%	$2,368	-22.0%
Merger expenses, net of taxes	460	-	-	-	-
Fully diluted EPS	0.22	0.28	-21.4	0.30	-26.7
Net interest income	9,096	8,503	7.0	7,835	16.1
Net interest margin	4.08%	4.01%	1.7	3.98%	2.5
Provision for loan losses	540	245	120.4	145	272.4
Non-interest income	2,087	1,231	69.5	1,575	32.5
Non-interest expense	8,497	7,268	16.9	6,883	23.4

  Net income attributable to common shareholders was $1.8 million in the third quarter of 2017, compared to $2.2 million in the second quarter of 2017, and $2.4 million in the third quarter of 2016. The decrease in earnings from the prior quarters was due primarily to the $460,000 of net merger expenses recognized in the third quarter of 2017 associated with our planned merger with Community First. These costs were somewhat offset by the recognition of income from the remaining purchase discount on a purchase-credit impaired loan that paid in full during the third quarter of 2017. Also, the company recognized $296,000 of securities gains, net of tax during the third quarter of 2016. There was no comparable gain in the third quarter of 2017.
  Return on average assets for the quarter ended September 30, 2017, was 0.73%, compared to 0.90% for the second quarter of 2017, and 1.07% for the third quarter of 2016. Our return on average assets was strongly influenced by the items impacting our net income attributable to common shareholders discussed above.
  Return on average equity for the quarter ended September 30, 2017, was 6.18%, compared to 7.98% in the second quarter of 2017, and 8.87% in the third quarter of 2016. Our return on average equity was impacted by the changes in net income attributable to common shareholders discussed above as well as the capital raise completed in August.
  Total interest income rose to $10.6 million in the third quarter of 2017, up 9.5%, compared to the second quarter of 2017, and up 22.8% compared to the third quarter of 2016. The increases were driven by the recognition of income from the remaining purchase discount on a purchase-credit impaired loan that paid in full during the third quarter of 2017, growth in earning assets, including loans and investment securities offset by a reduction of discount accretion relating to purchase accounting when compared to the third quarter of the prior year. Net interest income was $9.1 million in the third quarter of 2017, up 7.0% from the second quarter of 2017 due mainly to a higher level of earning assets and better yields on investment securities.
  Net interest margin for the quarter ended September 30, 2017, was 4.08%, compared with 4.01% in the second quarter of 2017, and 3.98% for the third quarter of 2016. The improvement in net interest margin from the prior year was due substantially to the recognition of income from the remaining purchase discount on a purchase-credit impaired loan that paid in full during the third quarter of 2017.
  The Company continued to add volume and better yields to its investment portfolio. Securities available for sale grew to $192.3 million as of September 30, 2017, an increase of 4.1% from June 30, 2017, and 24.2% from September 30, 2016. The average tax-equivalent yield increased to 3.73% in the third quarter of 2017 compared to 2.94% in the same quarter of 2016 as the Company sought to increase investment volumes and yields while maintaining acceptable levels of interest rate and credit risk.
  Provision for loan losses was $540,000 for the third quarter of 2017, compared to $245,000 in the second quarter of 2017, and $145,000 in the third quarter of 2016. The increase in the provision from those prior periods was driven mainly by the net charge-off activity for the periods as well as an increase in the provision to cover net loan growth during the quarter. The Company had net charge-offs of $302,000 in the third quarter of 2017, compared to a net recovery of $49,000 in the second quarter of 2017 and net charge-offs of only $33,000 in the third quarter of 2016. The net charge-offs recorded during the third quarter of 2017 were related to two C&I loans to one borrower that were charged-down during the quarter.

  Noninterest income was $2.1 million in the third quarter of 2017, compared to $1.2 million in the second quarter of 2017, and $1.6 million in the third quarter of 2016. Revenue from mortgage loans sold was up $0.9 million from the second quarter of 2017 and increased $1.0 million from the third quarter of 2016 due mainly to a greater number of loan sales in the Company’s first-lien HELOC. Based on its joint-venture agreement, the Company does not absorb any losses incurred by its mortgage venture, and until previous losses born by the venture’s non-controlling member are offset, will not recognize profit. For the third quarter of 2017, the mortgage subsidiary incurred a net loss of $6,000 that was allocated 100% to the non-controlling member of the venture compared with a loss of $393,000 in the second quarter of 2017 and a loss of $605,000 in the third quarter of 2016.
  Noninterest expenses were $8.5 million in the third quarter of 2017, compared to $7.3 million in the second quarter of 2017, and $6.9 million in the third quarter of 2016. The increase from the prior quarters was driven substantially by merger expenses incurred in the third quarter of 2017 previously discussed and additional commission expense relating to mortgage loan sales. A portion of the increase from the prior quarters included expenses relating to our expansion into Chattanooga and Green Hills as well as compensation costs for recent strategic hires.
  The subsidiary Bank’s efficiency ratio, excluding the mortgage subsidiary, for the quarter ended September 30, 2017, was 57.2% compared to 60.8% in the second quarter of 2017, and 60.9% for the third quarter of 2016. The improvement in the efficiency ratio was driven primarily by increased revenue from the purchase-credit impaired loan recovery.
  Income tax expense totaled $306,000 in the third quarter of 2017, compared to $427,000 in the second quarter of 2017, and $619,000 in the third quarter of 2016. The Company’s consolidated effective tax rate is impacted by the consolidation of pre-tax profits and losses from our mortgage venture with the federal portion of the income tax expense or benefit being solely attributable to the non-controlling member. For this reason, our consolidated income tax rate can vary significantly depending on the amount of mortgage venture income or losses being consolidated. Our effective tax rate that is attributable to our retail banking segment is the rate applicable to our common shareholders. This rate was 14.2% for the third quarter of 2017, compared to 17.1% in the second quarter of 2017, and 21.8% in the third quarter of 2016. This rate was favorably impacted by an increase in income from tax-exempt securities, bank-owned life insurance, excess tax benefits recognized relating to the exercise of stock options and the existence of certain state tax credits on interest-free loans.

Strong Capital Position

Reliant Bank’s capital position remained strong at September 30, 2017. The bank maintained a September 30, 2017, Tier 1 leverage ratio of 12.20%, compared to a 10.29% ratio at June 30, 2017, and 10.94% at September 30, 2016. Total stockholders’ equity rose to $137.9 million and tangible book value per common share grew to $13.88 at September 30, 2017, from $12.73 at June 30, 2017, and $12.39 at September 30, 2016, reflecting the impact of our private placement in the quarter. The Bank’s capital ratios are expected to be maintained significantly above the ratios of a “well-capitalized” institution.

“Our outlook for the remainder of 2017 continues to be very positive. Although expenses relating to our planned merger will continue through the next several quarters, our core earnings are expected to grow. We will continue seeking opportunities for future long-term growth and profitability,” concluded Ard.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures. The non-GAAP measures in this release below include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact on ROA, ROE, and earnings per diluted share,” and “efficiency ratio.” We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, gains or losses on securities transactions, gains or losses on the sale of assets, gains or losses on disposal of premises and equipment, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under generally accepted accounting principles.

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (Nasdaq – CUBN) is a Brentwood, Tennessee-based bank holding Company which operates banking centers in Davidson, Robertson, Sumner and Williamson counties, Tennessee along with loan and deposit production offices in Rutherford County and the recently opened loan production and deposit production office in Chattanooga, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit our website found at www.reliantbank.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential,” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Commerce Union to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Commerce Union to maintain the historical growth rate of its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) increased competition with other financial institutions; (vi) greater than anticipated adverse conditions in the national or local economies including the Middle Tennessee and Chattanooga, Tennessee markets, particularly in commercial and residential real estate markets; (vii) the results of regulatory examinations; (viii) risks associated with litigation; (ix) the vulnerability of Reliant Bank’s network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (x) the risk that the cost savings and any revenue synergies from Commerce Union’s proposed merger with Community First, Inc. may not be realized or take longer than anticipated to be realized; (xi) the ability of Commerce Union and Community First to meet expectations regarding the timing and completion and accounting and tax treatment of the Merger, (xii) the effect of the announcement of the merger on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (xiii) the risk that integration of Community First’s operations with those of Commerce Union will be materially delayed or will be more costly or difficult than expected, (xiv) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Community First, (xv) the amount of the costs, fees, expenses, and charges related to the merger, (xvi) reputational risk and the reaction of our customers, suppliers, employees, or other business partners to the merger, (xvii) the failure of any of the conditions to the closing of the merger to be satisfied, or any unexpected delay in closing the merger, (xviii) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (xix) the dilution caused by Commerce Union’s issuance of additional shares of its common stock in the merger and the private placement, and (xx) general competitive, economic, political, and market conditions Additional factors which could affect the forward-looking statements can be found in Commerce Union’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Commerce Union believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Commerce Union disclaims any obligation to update or revise any forward-looking statements contained in this filing, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the merger, Commerce Union has filed a registration statement on Form S-4 with the SEC, which includes a preliminary joint proxy statement of Commerce Union and Community First and a preliminary prospectus of Commerce Union, and each party will file other documents regarding the merger with the SEC. Before making any voting or investment decision, investors and security holders of Commerce Union and Community First are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they contain important information about the merger. A definitive joint proxy statement/prospectus will be sent to the shareholders of each institution seeking the required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Commerce Union or Community First as described below.

This filing shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

Commerce Union, Community First, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Commerce Union’s and Community First’s shareholders in connection with the merger. Information about the directors and executive officers of Commerce Union and their ownership of Commerce Union common stock is set forth in the definitive proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 19, 2017. Information about the directors and executive officers of Community First and their ownership of Community First common stock is set forth in the definitive proxy statement for Community First’s 2017 annual meeting of shareholders, as previously filed with the SEC on April 3, 2017. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the preliminary joint proxy statement/prospectus. Free copies of these documents may be obtained as described in the paragraphs above.

COMMERCE UNION BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2017, JUNE 30, 2017 AND SEPTEMBER 30, 2016
(Dollar Amounts in Thousands)
(Unaudited)

ASSETS
	September 30,	June 30,	September 30,
	2017	2017	2016
Cash and due from banks	$18,277	$26,551	$34,869
Federal funds sold	669	-	100
Total cash and cash equivalents	18,946	26,551	34,969
Securities available for sale	192,277	184,789	154,816
Loans, net of unearned income	749,361	719,834	661,246
Allowance for loan losses	(9,623)	(9,385)	(8,801)
Loans, net	739,738	710,449	652,445
Mortgage loans held for sale, net	19,475	12,031	14,649
Accrued interest receivable	4,999	4,298	3,499
Premises and equipment, net	9,558	9,721	8,964
Restricted equity securities, at cost	7,163	7,155	7,081
Cash surrender value of life insurance contracts	29,422	29,203	24,633
Deferred tax assets, net	2,776	2,498	1,964
Goodwill	11,404	11,404	11,404
Core deposit intangibles	1,336	1,404	1,671
Other assets	4,086	4,447	3,925

TOTAL ASSETS	$1,041,180	$1,003,950	$920,020

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Demand	$132,058	$136,467	$139,720
Interest-bearing demand	79,439	84,644	90,205
Savings and money market deposit accounts	197,521	210,635	183,304
Time	431,430	408,268	246,627
Total deposits	840,448	840,014	659,856
Accrued interest payable	220	167	134
Federal Home Loan Bank advances	56,720	44,910	144,680
Dividends payable	541	941	-
Other liabilities	5,307	5,329	6,118

TOTAL LIABILITIES	903,236	891,361	810,788

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	-	-	-
Common stock, $1 par value; 30,000,000 shares authorized; 9,022,098, 7,839,562 and 7,763,351 shares issued and outstanding at September 30, 2017, June 30, 2017 and September 30, 2016, respectively	9,022	7,840	7,763
Additional paid-in capital	112,202	89,746	88,821
Retained earnings	16,821	15,516	11,952
Accumulated other comprehensive income (loss)	(101)	(513)	696

TOTAL STOCKHOLDERS’ EQUITY	137,944	112,589	109,232

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,041,180	$1,003,950	$920,020

COMMERCE UNION BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans	$9,078	$8,333	$7,729	$25,193	$24,011
Interest and fees on loans held for sale	211	115	109	420	$663
Interest on investment securities, taxable	179	186	137	514	589
Interest on investment securities, nontaxable	1,022	946	578	2,796	1,506
Federal funds sold and other	137	124	103	381	298

TOTAL INTEREST INCOME	10,627	9,704	8,656	29,304	27,067

INTEREST EXPENSE
Deposits
Demand	42	46	46	131	137
Savings and money market deposit accounts	207	200	151	557	480
Time	1,117	853	430	2,663	1,260
Federal Home Loan Bank advances and other	165	102	194	383	581

TOTAL INTEREST EXPENSE	1,531	1,201	821	3,734	2,458

NET INTEREST INCOME	9,096	8,503	7,835	25,570	24,609

PROVISION FOR LOAN LOSSES	540	245	145	1,195	760

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,556	8,258	7,690	24,375	23,849

NONINTEREST INCOME
Service charges on deposit accounts	309	317	320	936	926
Gains on mortgage loans sold, net	1,571	638	551	2,751	5,675
Gain on securities transactions, net	-	23	296	59	356
Gain on sale of other real estate	1	1	145	26	301
Loss on disposal of premises and equipment	(50)	-	-	(50)	-
Other	256	252	263	735	673

TOTAL NONINTEREST INCOME	2,087	1,231	1,575	4,457	7,931

NONINTEREST EXPENSE
Salaries and employee benefits	4,880	4,485	4,017	13,634	14,294
Occupancy	850	870	767	2,482	2,406
Information technology	732	679	586	1,924	1,849
Advertising and public relations	81	48	117	204	542
Audit, legal and consulting	1,046	308	328	1,647	993
Federal deposit insurance	100	121	109	320	349
Provision for losses on other real estate	-	-	17	-	70
Other operating	808	757	942	2,423	3,044

TOTAL NONINTEREST EXPENSE	8,497	7,268	6,883	22,634	23,547

INCOME BEFORE PROVISION FOR INCOME TAXES	2,146	2,221	2,382	6,198	8,233

INCOME TAX EXPENSE	306	427	619	1,005	1,775

CONSOLIDATED NET INCOME	1,840	1,794	1,763	5,193	6,458

NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	6	393	605	898	507

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,846	$2,187	$2,368	$6,091	$6,965

Basic net income attributable to common shareholders, per share	$0.23	$0.28	$0.31	$0.77	$0.92
Diluted net income attributable to common shareholders, per share	$0.22	$0.28	$0.30	$0.76	$0.91

COMMERCE UNION BANCSHARES, INC.
SEGMENT FINANCIAL INFORMATION
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)
(Unaudited)

Retail Banking	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net interest income	$8,924	$8,405	$7,750	$25,224	$24,082
Provision for loan losses	540	245	145	1,195	760
Noninterest income	516	594	1,024	1,704	2,253
Noninterest expense	6,748	6,115	5,600	18,581	16,800
Income before provision for income taxes	2,152	2,639	3,029	7,152	8,775
Income tax expense	306	452	661	1,061	1,810
Net income attributable to common shareholders	$1,846	$2,187	$2,368	$6,091	$6,965

Residential Mortgage Banking	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net interest income	$172	$98	$85	$346	$527
Provision for loan losses	-	-	-	-	-
Noninterest income	1,571	637	551	2,753	5,678
Noninterest expense	1,749	1,153	1,283	4,053	6,747
Loss before provision for income taxes	(6)	(418)	(647)	(954)	(542)
Income tax benefit	-	(25)	(42)	(56)	(35)
Net loss	(6)	(393)	(605)	(898)	(507)
Noncontrolling interest in net loss of subsidiary	6	393	605	898	507
Net income attributable to common shareholders	$-	$-	$-	$-	$-

The above financial information is presented, net of intercompany eliminations.

COMMERCE UNION BANCSHARES, INC.
SELECTED QUARTERLY FINANCIAL DATA
AT OR FOR THE THREE MONTHS ENDED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Selected Income Statement Data
Total interest income	$10,627	$9,704	$8,973	$8,948	$8,656
Total interest expense	1,531	1,201	1,002	905	821
Net interest income	9,096	8,503	7,971	8,043	7,835
Provision for loan losses	540	245	410	208	145
Net interest income after provision for loan losses	8,556	8,258	7,561	7,835	7,690
Noninterest income	2,087	1,231	1,139	869	1,575
Noninterest expense	8,497	7,268	6,869	6,827	6,883
Income tax expense	306	427	272	438	619
Consolidated net income	1,840	1,794	1,559	1,439	1,763
Noncontrolling interest in net (income) loss of subsidiary	6	393	499	532	605
Net income attributable to common shareholders	1,846	2,187	2,058	1,971	2,368

Per Common Share Data
Net income attributable to common shareholders, per share
Basic	$0.23	$0.28	$0.27	$0.26	$0.31
Diluted	$0.22	$0.28	$0.26	$0.25	$0.30
Book value per common share	$15.29	$14.36	$14.00	$13.75	$14.07
Tangible book value per common share	$13.88	$12.73	$12.36	$12.08	$12.39
Basic weighted average common shares	8,174,973	7,775,179	7,741,305	7,719,126	7,673,347
Diluted weighted average common shares	8,280,858	7,873,126	7,876,978	7,853,581	7,768,792
Common shares outstanding at period end	9,022,098	7,839,562	7,826,450	7,778,309	7,763,351

Selected Balance Sheet Data
Total assets	$1,041,180	$1,003,950	$962,465	$911,984	$920,020
Securities available for sale	192,277	184,789	179,266	146,813	154,816
Loans, net of unearned income	749,361	719,834	697,632	666,783	661,246
Allowance for loan losses	9,623	9,385	9,090	9,082	8,801
Mortgage loans held for sale	19,475	12,031	9,798	11,831	14,649
Other real estate	-	-	-	-	-
Goodwill	11,404	11,404	11,404	11,404	11,404
Core deposit intangibles	1,336	1,404	1,493	1,582	1,671
Non-interest bearing deposits	132,058	136,467	135,939	134,792	139,720
Total deposits	840,448	840,014	826,183	763,834	659,856
Federal Home Loan Bank advances	56,720	44,910	24,099	32,287	144,680
Total stockholders' equity	137,944	112,589	109,595	106,919	109,232
Average loans	727,453	703,596	673,036	657,203	649,778
Average earnings assets (1)	955,724	919,463	870,386	851,652	836,487
Average total assets	1,010,536	972,112	926,282	902,547	885,127
Average stockholders' equity	119,427	109,637	106,726	107,529	106,778

(1) Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities

COMMERCE UNION BANCSHARES, INC.
SELECTED QUARTERLY FINANCIAL DATA
AT OR FOR THE THREE MONTHS ENDED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Selected Asset Quality Measures
Nonaccrual loans	$4,950	$5,856	$5,497	$5,634	$6,122
90+ days past due still accruing	200	251	-	-	-
Total nonperforming loans	5,150	6,107	5,497	5,634	6,122
Total nonperforming assets (1)	5,150	6,107	5,497	5,634	6,122
Net charge offs (recoveries)	302	(49)	401	(74)	33
Nonperforming loans to total loans	0.69%	0.85%	0.79%	0.84%	0.93%
Nonperforming assets to total assets	0.49%	0.61%	0.57%	0.62%	0.67%
Nonperforming assets to total loans and other real estate	0.69%	0.85%	0.79%	0.84%	0.93%
Allowance for loan losses to total loans	1.28%	1.30%	1.30%	1.36%	1.33%
Allowance for loan losses to nonperforming loans	186.85%	153.68%	165.36%	161.20%	143.76%
Net charge offs (recoveries) to average loans (2)	0.17%	(0.03%)	0.24%	(0.05%)	0.02%

Capital Ratios (Bank Subsidiary Only)
Tier 1 leverage	12.20%	10.29%	10.69%	10.75%	10.94%
Common equity tier 1	14.20%	12.08%	12.50%	12.89%	12.96%
Tier 1 risk-based capital	14.20%	12.08%	12.50%	12.89%	12.96%
Total risk-based capital	15.33%	13.23%	13.67%	14.11%	14.16%

Selected Performance Ratios (2) (3)
Return on average assets (ROA)	0.73%	0.90%	0.89%	0.87%	1.07%
Return on average stockholders' equity (ROE)	6.18%	7.98%	7.71%	7.33%	8.87%
Net interest margin	4.08%	4.01%	4.01%	4.03%	3.98%

(1) Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate

(2) Data has been annualized

(3) Return on average assets is defined as net income attributable to common shareholders divided by average total assets; return on average stockholders’ equity is defined as net income attributable to common shareholders divided by average stockholders’ equity; net interest margin is defined as net interest income calculated on a tax-equivalent basis divided by average earning assets

COMMERCE UNION BANCSHARES, INC.
SELECTED QUARTERLY FINANCIAL DATA
AT OR FOR THE THREE MONTHS ENDED
NON-GAAP FINANCIAL MEASURES
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Net interest income	$9,096	$8,503	$7,971	$8,043	$7,835
Purchase accounting adjustments	(121)	(125)	(118)	(162)	(368)
Interest income recognized on payoff of purchased credit impaired loan	(354)	-	-	-	-
Adjusted net interest income	$8,621	$8,378	$7,853	$7,881	$7,467
Adjusted net interest margin	3.88%	3.96%	3.96%	3.95%	3.80%

Adjusted Net Income Attributable to Common Shareholders and Related Impact on ROA, ROE, and Earnings per Diluted Share (1)
Net income attributable to common shareholders	$1,846	$2,187	$2,058	$1,971	$2,368
Interest income recognized on payoff of purchased credit impaired loan, net of taxes	(218)	-	-	-	-
Purchase accounting adjustments, net of taxes	(19)	(17)	(16)	(55)	(182)
Gain on securities transactions, net of taxes	-	(14)	(22)	197	(183)
Gain on sale of other real estate, net of taxes	(1)	(1)	(15)	-	(89)
Loss on disposal of premises and equipment, net of taxes	31	-	-	-	-
Merger expenses, net of taxes	460	-	-	-	-
Adjusted net income attributable to common shareholders, per diluted share	$2,099	$2,155	$2,005	$2,113	$1,914
Adjusted return on average assets	0.83%	0.89%	0.87%	0.94%	0.86%
Adjusted return on average stockholders' equity	7.03%	7.86%	7.51%	7.86%	7.17%
Adjusted net income attributable to common shareholders, per diluted share	$0.25	$0.27	$0.25	$0.27	$0.25

Efficiency ratio (subsidiary bank only excluding mortgage segment) (1)
Non-interest expense	$5,747	$5,780	$5,387	$5,169	$5,294

Net interest income	8,924	8,405	7,896	7,953	7,750
Tax equivalent adjustment for tax exempt interest income	566	530	474	414	354
Non-interest income	516	594	594	228	1,024
Less gain on sale of other real estate and other assets	(1)	(1)	(24)	-	(145)
Less (gain) loss on sale of securities	-	(23)	(36)	320	(296)
Add loss on disposal of premises and equipment	50	-	-	-	-
Adjusted operating income	$10,055	$9,505	$8,904	$8,915	$8,687

Efficiency Ratio	57.16%	60.81%	60.50%	57.98%	60.94%

(1) Not a recognized measure under generally accepted accounting principles (GAAP)

COMMERCE UNION BANCSHARES, INC.
YIELD TABLES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Dollar Amounts in Thousands)
(Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the three months ended September 30, 2017 and 2016:

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016			Change
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Due to Volume	Due to Rate	Total
Interest earning assets
Loans	$727,453	4.78	$8,588	$649,778	4.57	$7,277	$947	$364	$1,311
Loan fees	-	0.27	490	-	0.28	452	38	-	38
Loans with fees	727,453	5.05	9,078	649,778	4.85	7,729	985	364	1,349
Mortgage loans held for sale	18,333	4.57	211	12,804	3.39	109	56	46	102
Deposits with banks	14,451	0.88	32	20,439	0.37	19	(34)	47	13
Investment securities - taxable	30,212	2.35	179	33,512	1.63	137	(81)	123	42
Investment securities - tax-exempt	157,718	3.99	1,022	111,448	3.33	578	300	144	444
Fed funds sold and other	7,557	5.51	105	8,506	3.93	84	(53)	74	21
Total earning assets	955,724	4.72	10,627	836,487	4.37	8,656	1,173	798	1,971
Nonearning assets	54,812			48,640
	$1,010,536			$885,127
Interest bearing liabilities
Interest bearing demand	81,629	0.20	42	89,572	0.20	46	(4)	-	(4)
Savings and money market	205,463	0.40	207	179,816	0.33	151	23	33	56
Time deposits - retail	329,203	1.02	845	143,344	0.73	262	446	137	583
Time deposits - wholesale	90,222	1.20	272	94,239	0.71	168	(48)	152	104
Total interest bearing deposits	706,517	0.77	1,366	506,971	0.49	627	417	322	739
Federal Home Loan Bank advances	46,910	1.40	165	132,876	0.58	194	(694)	665	(29)
Total interest-bearing liabilities	753,427	0.81	1,531	639,847	0.51	821	-277	987	710
Net interest rate spread (%) / Net Interest Income ($)		3.91	$9,096		3.86	$7,835	$1,450	$(189)	$1,261
Non-interest bearing deposits	133,108	(0.13)		134,343	(0.09)
Other non-interest bearing liabilities	4,574			4,159
Stockholder's equity	119,427			106,778
	$1,010,536			$885,127
Cost of funds		0.68			0.42
Net interest margin		4.08			3.98

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

COMMERCE UNION BANCSHARES, INC.
YIELD TABLES
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Dollar Amounts in Thousands)
(Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the nine months ended September 30, 2017 and 2016:

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016			Change
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Due to Volume	Due to Rate	Total
Interest earning assets
Loans	$701,362	4.61	$23,652	$635,055	4.87	$22,603	$2,879	$(1,830)	$1,049
Loan fees	-	0.29	1,541	-	0.30	1,408	133	-	133
Loans with fees	701,362	4.90	25,193	635,055	5.17	24,011	3,012	(1,830)	1,182
Mortgage loans held for sale	13,310	4.22	420	24,351	3.64	663	(389)	146	(243)
Deposits with banks	15,177	0.71	81	20,646	0.35	54	(25)	52	27
Investment securities - taxable	32,355	2.12	514	43,840	1.79	589	(214)	139	(75)
Investment securities - tax-exempt	145,412	4.01	2,796	98,560	3.33	1,506	902	388	1,290
Fed funds sold and other	7,787	5.15	300	7,447	4.38	244	12	44	56
Total earning assets	915,403	4.58	29,304	829,899	4.60	27,067	3,298	(1,061)	2,237
Nonearning assets	54,240			49,350
	$969,643			$879,249
Interest bearing liabilities
Interest bearing demand	84,307	0.21	131	89,604	0.20	137	(13)	7	(6)
Savings and money market	200,304	0.37	557	188,387	0.34	480	32	45	77
Time deposits - retail	308,911	0.86	1,994	142,602	0.70	747	1,043	204	1,247
Time deposits - wholesale	87,105	1.03	669	105,188	0.65	513	(147)	303	156
Total interest bearing deposits	680,627	0.66	3,351	525,781	0.48	1,877	915	559	1,474
Federal Home Loan Bank advances and other	41,132	1.24	383	121,999	0.64	581	(689)	491	(198)
Total interest-bearing liabilities	721,759	0.69	3,734	647,780	0.51	2,458	226	1,050	1,276
Net interest rate spread (%) / Net Interest Income ($)		3.89	$25,570		4.09	$24,609	$3,072	$(2,111)	$961
Non-interest bearing deposits	132,406	(0.11)		123,526	(0.08)
Other non-interest bearing liabilities	3,548			4,846
Stockholder's equity	111,930			103,097
	$969,643			$879,249
Cost of funds		0.58			0.43
Net interest margin		4.04			4.20

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

CONTACT:
Commerce Union Bancshares, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer